Contacts:     Media:    James Mahoney                   Investor:   John Kahwaty
                        (617) 346-5472                  (617) 434-3650


                      STRONG INCREASE IN OPERATING EARNINGS
             1999 INCREASED 14% TO $2.8 BILLION, OR $2.91 PER SHARE
         FOURTH QUARTER INCREASED 17% TO $726 MILLION, OR $.76 PER SHARE


         Boston, Massachusetts, January 19, 2000: Fleet Boston Financial (FBF-NYSE) today reported fourth quarter operating earnings of $726 million, or $.76 per share, up 17% compared to net income of $622 million, or $.65 per share, in the fourth quarter of 1998. Return on assets and return on equity, on an operating basis, were 1.50% and 19.61%, respectively, compared with 1.40% and 18.19% for the fourth quarter of 1998.

         1999 operating earnings were $2.8 billion, or $2.91 per share, a 14% increase compared with $2.5 billion, or $2.55 per share, in 1998. Return on assets and return on equity for the year, on an operating basis, were 1.48% and 19.52%, respectively, compared to 1.44% and 18.69% in 1998.

         During the quarter, the corporation recorded merger and related expenses of $760 million (after-tax) in connection with the merger of BankBoston Corporation and Fleet Financial Group that closed on October 1, 1999. Including the impact of these charges, net income was $2.0 billion in 1999, while a net loss of $34 million was realized in the fourth quarter of 1999. Earnings (loss) per share, including these charges, were $2.10 for 1999 and $(.05) for the fourth quarter, compared to $2.41 for 1998 and $.65 for the fourth quarter of 1998.

         Terrence  Murray,   chairman  and  chief  executive  officer  of  Fleet
commented, "The fourth quarter capped a truly remarkable year with great accomplishments in attaining record operating earnings, merger progress, and strategic positioning. Our continued strong results bear out the power of our diversified franchise and the momentum sustained during the integration of two great franchises. Our merger is very much on course. There is nothing we can do of greater value to our shareholders than to achieve the considerable benefits of this combination. We are creating a formidable financial services company equipped to succeed in the rapidly changing competitive landscape. We approach the coming year with great conviction, enthusiasm, and zeal."

         Chad Gifford, president and chief operating officer said, "Our businesses are coming together well, and afford us strong positions in growth markets with compelling market shares and competitive advantages. We continue to produce strong earnings growth with healthy returns. Our financial resources are considerable as well, especially reserves and capital. We expect to generate ample amounts of internal capital to further leverage our growth businesses and enhance shareholder value. We remain confident in achieving our original merger expectations and expect to distinguish ourselves as a consistent performer."

FINANCIAL HIGHLIGHTS

         Revenues were up $468 million, or 15%, from the fourth quarter of 1998, and $2.0 billion, or 17%, for the year, as strong growth was realized throughout the franchise. These increases were driven by both earning asset growth and our fee-based businesses, which generated 54% of total revenue in the fourth quarter and 51% for the year.

         Noninterest income was $1.9 billion for the fourth quarter, an increase of $455 million, or 30%, over the fourth quarter of 1998. Significant growth was noted in nearly all revenue categories, particularly capital markets and investment services. Capital markets revenue more than doubled as very strong growth was noted in investment banking fees, venture capital revenue (the Principal Investing Group), market-making activities, as well as trading revenue. Investment services revenue increased 22% from the fourth quarter of 1998, reflecting strong equity markets and higher transaction volume at both Robertson Stephens and Quick & Reilly. In addition, credit card revenue increased 36% over the fourth quarter of 1998 as reduced charge-offs and higher securitization revenue bolstered this unit's performance.

         Noninterest income totaled $6.9 billion for 1999, an increase of $1.7 billion, or 32%, from 1998 as our diversified business mix produced gains in virtually all revenue categories. Capital markets revenue increased by nearly $1 billion, as nearly all components of this area, particularly the Principal Investing Group and Robertson Stephens, had an exceptional year. Investment services revenue increased 25% to $1.5 billion, driven by strong equity markets and higher transaction volume.

         Net interest income and net interest margin for the fourth quarter of 1999 were $1.7 billion and 4.12%, respectively, compared to $1.7 billion and 4.41% in the fourth quarter of 1998. The net interest margin decline of 29 basis points primarily resulted from a higher level of low yielding earning assets necessary to support an expanded investment banking operation, and was somewhat offset by a 4% increase in average loans. Net interest income totaled $6.8 billion for 1999, up $345 million from 1998. The increase is principally attributable to strong growth in the loan portfolio, particularly the commercial and leasing portfolios, primarily as a result of our acquisition of Sanwa Business Credit early in 1999.

         Noninterest expense, excluding the impact of the merger and related charges, was $2.2 billion during the quarter, a $306 million increase over the fourth quarter of 1998, reflecting the impact of higher compensation expense directly attributable to higher levels of revenue. Noninterest expense totaled $8.2 billion in 1999, an increase of $1.4 billion over 1998, primarily the result of business expansion and acquisitions, particularly Robertson Stephens being included for the full year, as well as incentive compensation related to the $2.0 billion revenue increase in 1999.

         Nonperforming assets were $841 million, .70% of total loans, at December 31, 1999. This increase of $55 million over the third quarter was the result of additions in the commercial and industrial portfolio, as the new corporation continues to migrate toward the application of uniform credit standards to the combined portfolio, somewhat offset by a decline in the consumer portfolio, both domestically and internationally. Net charge-offs and the provision for credit losses were both $245 million in the fourth quarter, down from $260 million and $254 million, respectively, in the fourth quarter of 1998. The provision for credit losses for 1999 and 1998 was $933 million and $850 million, respectively, while net charge-offs totaled $896 million in 1999 and $834 million in 1998. The reserve for credit losses was $2.5 billion at December 31, 1999, over 2% of total loans, compared to $2.3 billion at December 31, 1998.

         Total assets at December 31, 1999 were $190.7 billion, up $12.8 billion from December 31, 1998, driven by growth of $8 billion in the loan portfolio to $119.7 billion. Stockholders' equity amounted to $15.3 billion at December 31, 1999.

                                        FLEET BOSTON FINANCIAL
                                         FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------------------------------------------
          Three Months Ended                                                                  Twelve Months Ended
     December 31,        December 31,                                                    December 31,      December 31,
       1999                 1998                                                            1999               1998
------------------------------------------------------------------------------------------------------------------------
                                        FOR THE PERIOD ($ IN MILLIONS)
   $   726               $   622       Net Income - operating (a)                         $  2,798          $ 2,459
       760                   ----      Merger and related charges, net of tax                  760              135
       (34)                  622       Net Income - reported                                 2,038            2,324
     3,636                 3,168       Total Revenue                                        13,748           11,736
     2,198                 1,892       Total Expense (a)                                     8,231            6,833
       245                   260       Provision for Credit Losses                             933              850

                                       PER COMMON SHARE
   $   .76               $   .65       Earnings per share - operating                     $   2.91          $  2.55
      (.05)                  .65       Earnings per share - reported                          2.10             2.41
       .82                   .71       Cash earnings per share - operating                    3.15             2.76
       .30                   .27       Cash dividends declared                                1.11             1.00
     15.96                 14.70       Book value (period-end)                               15.96            14.70

                                       AT PERIOD-END ($ IN BILLIONS)
   $ 190.7               $ 177.9       Assets                                             $  190.7          $ 177.9
     119.7                 112.1       Loans                                                 119.7            112.1
     114.9                 118.2       Deposits                                              114.9            118.2
      15.3                  14.2       Total stockholders' equity                             15.3             14.2

                                     RATIOS
      1.50%                 1.40%      Return on average assets (a)                           1.48%            1.44%
     19.61                 18.19       Return on common equity (a)                           19.52            18.69
      4.12                  4.41       Net interest margin                                    4.23             4.40
      60.5                  59.7       Efficiency ratio (a)                                   60.0             58.2
       8.0                   8.0       Total equity/assets (period-end)                        8.0              8.0
       5.6                   5.5       Tangible common equity/assets                           5.6              5.5
       6.7                   7.1       Tier 1 risk-based capital ratio                         6.7              7.1
      11.0                  11.5       Total risk-based capital ratio                         11.0             11.5

                                       ASSET QUALITY ($ IN MILLIONS)
   $   841               $   684       Nonperforming assets                               $    841          $   684
     2,488                 2,306       Reserve for credit losses                             2,488            2,306
       .70%                  .61%      Nonperforming assets as a % of loans                    .70%             .61%
      2.08                  2.06       Reserve for credit losses to period-end loans          2.08             2.06
       314                   360       Reserve for credit losses to nonperforming loans        314              360
       .82                   .88       Net charge-offs/average loans                           .76              .75
------------------------------------------------------------------------------------------------------------------



     (a)  Excludes the impact of merger-related charges and other special items.

                             FLEET BOSTON FINANCIAL
                         CONSOLIDATED INCOME STATEMENTS
                                ($ in millions)

-----------------------------------------------------------------------------------------------------------------------
         Three Months Ended                                                                  Twelve Months Ended
   December 31,         December 31,                                                     December 31,      December 31,
      1999                 1998                                                              1999             1998
-----------------------------------------------------------------------------------------------------------------------
   $ 1,688               $ 1,675    Net interest income (FTE)                             $  6,799          $ 6,454
                                    Noninterest income:
       708                   335       Capital markets revenue                               2,079            1,140
       405                   331       Investment services revenue                           1,513            1,212
       386                   356       Banking fees and commissions                          1,501            1,339
       196                   144       Credit card revenue                                     737              455
       152                   140       Processing-related revenue                              609              452
       101                   187       Other                                                   510              684
-----------------------------------------------------------------------------------------------------------------------
     1,948                 1,493         Total noninterest income                            6,949            5,282
-----------------------------------------------------------------------------------------------------------------------

     3,636                 3,168    Total Revenue                                           13,748           11,736
-----------------------------------------------------------------------------------------------------------------------

                                    Noninterest expense:
     1,197                   971       Employee compensation and benefits                    4,392            3,468
       141                   137       Occupancy                                               566              529
       125                   122       Equipment                                               509              474
        89                    74       Intangible asset amortization                           349              274
       646                   588       Other                                                 2,415            2,088
----------------------------------------------------------------------------------------------------------------------
     2,198                 1,892         Total noninterest expense                           8,231            6,833
----------------------------------------------------------------------------------------------------------------------

     1,438                 1,276    Earnings before income taxes and provision               5,517            4,903
       245                   260    Provision for credit losses                                933              850
       467                   394    Income taxes and tax-equivalent adjustment               1,786            1,594
----------------------------------------------------------------------------------------------------------------------
       726                   622    Net income - Operating                                   2,798            2,459
----------------------------------------------------------------------------------------------------------------------

       760                  ----    Merger and related charges, net of tax                     760              135
----------------------------------------------------------------------------------------------------------------------
   $   (34)              $   622    Net income - Reported                                 $  2,038          $ 2,324
----------------------------------------------------------------------------------------------------------------------


   $   .76               $   .65    Earnings per share - operating                        $   2.91          $  2.55
      (.05)                  .65    Earnings per share - reported                             2.10             2.41
----------------------------------------------------------------------------------------------------------------------

                             FLEET BOSTON FINANCIAL
                          CONSOLIDATION BALANCE SHEETS
                                ($ in millions)

--------------------------------------------------------------------------------
                                                  December 31,      December 31,
                                                     1999              1998
--------------------------------------------------------------------------------
ASSETS:
Cash and equivalents                           $    12,980      $    13,507
Securities                                          25,212           23,369
Trading assets                                       7,849            4,364
Loans and leases                                   119,700          112,094
Reserve for credit losses                           (2,488)          (2,306)
Due from brokers/dealers                             3,003            3,600
Mortgages held for resale                            1,244            4,068
Other assets                                        23,192           19,198
--------------------------------------------------------------------------------
Total assets                                   $   190,692      $   177,894
================================================================================


LIABILITIES:
Deposits                                       $   114,896      $   118,178
Short-term borrowings                               18,106           19,176
Due to brokers/dealers                               4,468            3,975
Long-term debt                                      25,349           14,411
Trading liabilities                                  3,807            2,326
Other liabilities                                    8,759            5,624
--------------------------------------------------------------------------------
Total liabilities                                  175,385          163,690
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred stock                                        691              691
Common stock                                        14,616           13,513
--------------------------------------------------------------------------------
Total stockholders' equity                          15,307           14,204
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity     $   190,692      $   177,894
================================================================================